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                                                                   Exhibit 99(c)

                         CONSENT OF GARY L. COUNTRYMAN

        The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of UGI Corporation upon consummation of the merger of Vulcan Acquisition Corp.; a direct, wholly-owned subsidiary of UGI Corporation, with and into Unisource Worldwide, Inc.


Signature:      /s/ Gary L. Countryman
                ------------------------
                    Gary L. Countryman

Date:  March 25, 1999